                                                                 EXHIBIT 10.1(e)




                              AMENDED AND RESTATED
                             DISTRIBUTION AGREEMENT


         THIS AMENDED AND RESTATED DISTRIBUTION AGREEMENT is made and entered into as of this 18TH day of May, 1998, by and between BIOTEK SOLUTIONS, INC., a corporation organized under the laws of the state of California, hereinafter referred to as "BioTek", VENTANA MEDICAL SYSTEMS, INC., a corporation organized under the laws of the State of Delaware, hereinafter referred to as "Ventana" and DAKO A/S, a company organized under the laws of the Kingdom of Denmark, hereinafter referred to as "DAKO."

         WHEREAS, DAKO and BioTek are parties to that certain distribution agreement dated September 27, 1994, as amended by the First Amendment to Distribution Agreement dated March 24, 1995 and the Second Amendment to Distribution Agreement dated September 25, 1996, to which Ventana is also a party (the "Distribution Agreement"); and

         WHEREAS, BioTek, Ventana and DAKO desire to amend and restate the Distribution Agreement as set forth in this document (hereinafter, this "Agreement" shall refer to the Distribution Agreement, as amended and restated herein); and

         WHEREAS, DAKO has commenced arbitration proceedings against BioTek and Ventana, International Chamber of Commerce case number 9695/AMW (the "Arbitration"), and the parties desire to resolve the disputes subject to Arbitration and any other disputes between them as provided in this Agreement.

         NOW, THEREFORE, in consideration of the respective covenants of the parties herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto do promise and agree as follows:

         1. DEFINITIONS. Certain of the terms used in this Agreement shall be defined as follows:

                  "Accessories" means software, trays, slides, and pads for use in the operation of the Instruments, and Reagents marketed by BioTek.

                  "Accessories Term" means the period commencing on the date of this Agreement and ending on the earlier to occur of (i) the occurrence of a DAKO Default; or (ii) 5:00 pm (New York City time) on the fifth
         (5th) anniversary of the date of this Agreement.

                  "BioTek Installed Base" means those Instruments located in the United States which were sold, leased or otherwise supplied to the user thereof by BioTek or Ventana or an affiliate of or distributor of BioTek or Ventana on or prior to the date of this Agreement or at any time thereafter.

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                  "COLA Adjustment Factor" means 105% with respect to
         Accessories and 107% with respect to Parts.

                  "DAKO Corporation" means DAKO Corporation, a California corporation and a wholly-owned subsidiary of DAKO.

                  "DAKO Default" means the termination by BioTek of this Agreement as the result of the occurrence with respect to DAKO of an event described in Section 7, below.

                  "DAKO Installed Base" means those Instruments located in the Territory which were sold, leased or otherwise supplied to the user thereof by DAKO or an affiliate of DAKO or a distributor appointed by DAKO or an affiliate of DAKO on or prior to the date of this Agreement or at any time thereafter.

                   "Exclusivity Period" means the period commencing on the date of this Agreement and ending on the earlier to occur of (i) the date DAKO has offered for sale in any part of the Territory an automated slide staining instrument competitive with the Instruments, or any of them; (ii) the occurrence of a DAKO Default; or (iii) December 31, 1999.

                   "First Installation Date" means the date DAKO (or its affiliate or a distributor of DAKO or its affiliate) first invoices its customer for accessories or reagents for use on an Instrument after that Instrument becomes operational at a customer location.

                  "Instruments" shall mean the TechMateTM brand of automated slide staining instruments manufactured by or for BioTek, which instruments are identified by BioTek as TechMate 250TM, TechMate 500TM and TechMate 1000TM Instruments.

                  "Parts" means parts used to repair Instruments.

                  "Parts Term" means the period commencing on the date of this Agreement and ending on the earlier to occur of (i) the occurrence of a DAKO Default; or (ii) 5:00 pm (New York City time) on the seventh (7th) anniversary of the date of this Agreement.

                  "Products" means the Accessories, Instruments and Parts.

                  "Reagents" means liquid chemicals consisting of primary antibodies, detection chemistries, hematoxylin and buffers.

                  "Restricted Accessories" means detection chemistries, hematoxylin, buffers, slides, pads, and trays, but not primary antibodies and DAKO manual detection kits.

                  "Scientific Services" means instruction in the use of Accessories and Reagents with the Instruments.

                  "TechMate Royalties" means the royalties payable with respect to the TechMate 1000 and 500 Instruments sold to DAKO by BioTek.



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                  "Technical Service" means service on the Instruments.

                  "The date of this Agreement" means the date first set forth above.

                  "Territory" means the entire world, excluding the United States, Canada, Australia, South America, Mexico, Central America, and the Caribbean.

                  "Ventana" means Ventana Medical Systems, Inc., a Delaware corporation.

         2. DISTRIBUTION OF PRODUCTS.

                  2.1. DISTRIBUTION OF INSTRUMENTS. Upon the terms and subject to the conditions set forth in this Agreement, during the Exclusivity Period, DAKO shall be the exclusive distributor of Instruments in the Territory; provided, however, BioTek or any affiliate thereof may show Instruments at trade shows in the Territory during the Exclusivity Period, but will clearly identify the Instruments shown as only being available in the Territory through DAKO, the exclusive distributor of Instruments in the Territory. During the Exclusivity Period, DAKO may not sell Instruments outside of the Territory. After the end of the Exclusivity Period, DAKO, BioTek and Ventana may distribute, sell, and lease Instruments both in as well as outside the Territory directly, through distributors or otherwise. DAKO has a significant inventory of Instruments and, accordingly, will not require any additional Instruments during the Exclusivity Period or thereafter, except that DAKO hereby orders from BioTek 10 TechMate 250 Instruments, at a purchase price, FOB BioTek's facility, Tucson, Arizona, USA, of $14,080.00 per Instrument, plus a prepaid royalty of $7,000.00 per Instrument, and BioTek hereby accepts such order. BioTek will deliver those Instruments to DAKO no later than June 30, 1998. BioTek has no additional obligation hereunder or otherwise to sell or otherwise supply Instruments to DAKO. Notwithstanding any provision of this Paragraph to the contrary, nothing herein will be construed as restricting BioTek or Ventana from selling any other type of automated slide staining instrument in the Territory, including without limitation, the Ventana NexES(R). During the Exclusivity Period, Ventana and BioTek waive any right to claim that DAKO has not used its best efforts to sell Instruments in the Territory.

                  2.2. SUPPLY OF PARTS AND ACCESSORIES. BioTek will supply to DAKO on a timely basis, during the Accessories Term, all Accessories detailed in
SCHEDULE 2.2(a) required by DAKO from time to time and, during the Parts Term, all TechMate 1000 and 500 Parts detailed in SCHEDULE 2.2(b) required by DAKO from time to time, and DAKO will purchase all of its requirements for Accessories and TechMate 1000 and 500 Parts from BioTek during such terms, except as follows:

                  (a) DAKO may at any time terminate its obligation to purchase any item of the Accessories (an "Excluded Item") by giving BioTek 60 days prior written notice of such termination. At the end of such period, BioTek will not have any obligation to sell the Excluded Item to DAKO and DAKO will not have any obligation to purchase the Excluded Item from BioTek. When giving such notice of termination, DAKO shall at its option be allowed to cancel orders for Excluded Items to be delivered later than 90 days after the service of the written notice of termination.



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                  (b) DAKO may at any time terminate its obligation to purchase
         TechMate 1000 and 500 Parts by giving BioTek 60 days prior written notice of such termination. At the end of such period, BioTek will not have any obligation to sell TechMate 1000 and 500 Parts to DAKO and DAKO will not have any obligation to purchase TechMate 1000 and 500 Parts from BioTek.

BioTek hereby grants to DAKO a perpetual nonexclusive royalty free license/sub-license to all such intellectual property rights of BioTek, Ventana or third parties as necessary for the manufacture by DAKO or DAKO's suppliers of Excluded Items and the TechMate 1000 and 500 Parts, the use, marketing, and sale/lease/supply of such Excluded Items and the TechMate 1000 and 500 Parts by DAKO, DAKO's affiliates and DAKO's distributors and for the use of such Excluded Items and the TechMate 1000 and 500 Parts by the customers of DAKO and DAKO's affiliates and DAKO's distributors. Such license will commence with respect to TechMate 1000 and 500 Parts or any Accessories at such time as BioTek's obligation hereunder to supply them terminates.

                  2.3. PURCHASE PRICE. The purchase prices for Accessories will be as set forth on attached SCHEDULE 2.2(a) and for TechMate 1000 and 500 Parts will be as set forth on attached SCHEDULE 2.2(b). These purchase prices will be adjusted annually, effective as of the first day of each calendar year commencing January 1, 1999, to an amount equal to the product of the purchase price in effect during the previous year, multiplied by the COLA Adjustment Factor.

                  2.4. TECHMATE 250 PARTS. Upon the execution of this Agreement, DAKO will purchase from BioTek, and BioTek will sell to DAKO, all of BioTek's inventories of TechMate 250 Parts, which inventories are listed on attached
SCHEDULE 2.4. DAKO will pay BioTek an aggregate purchase price for those inventories of $40,000.00, FOB BioTek's facilities, Tucson, Arizona, and Strasbourg, France, upon delivery. BioTek will convey to DAKO good and marketable title to those inventories, free and clear of all liens, claims and encumbrances. DAKO may return, within 30 days of their delivery to DAKO, any items of those inventories which are defective. The purchase price of the defective Parts, based on the prices of the Parts reflected on attached SCHEDULE 2.4, will be refunded for any such defective Parts returned to BioTek. BioTek hereby grants to DAKO a perpetual nonexclusive royalty free license/sub-license to all such intellectual property rights of BioTek, Ventana or third parties as necessary for the manufacture by DAKO or DAKO's suppliers of TechMate 250 Parts, the use, marketing, and sale/lease/supply of TechMate 250 Parts by DAKO, DAKO's affiliates and DAKO's distributors and for the use of such Parts by the customers of DAKO and DAKO's affiliates and DAKO'S distributors.

                  2.5. METAL SKINS. BioTek acknowledges that DAKO desires to purchase from BioTek, and hereby agrees to purchase, metal skins for 79 TechMate 250 Instruments. BioTek agrees to sell those metal skins to DAKO at a price of $3,200.00 per unit, FOB BioTek's facilities in Tucson, Arizona, USA; provided, however, that if DAKO establishes that a metal skin replaces a resin skin which did not pass the Xylene Resistance Test described in attached EXHIBIT 2.5(a), BioTek will grant to DAKO a discount against the price of the metal skin as set



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

forth in attached EXHIBIT 2.5(b) based on the component which was not resistant to xylene. The parties acknowledge that the metal skins in stock at LJL BioSystems, Inc. ("LJL") are defective and agree that the metal skins called for in this Paragraph will be supplied as follows:

                  (a) If LJL is able to repair the defect in the metal skins in stock to the reasonable satisfaction of DAKO, DAKO will accept those skins as repaired and BioTek will deliver all of them to DAKO no later than July 15, 1998. BioTek agrees to deliver ten (10) metal skins repaired by LJL to DAKO on or before May 31, 1998 and DAKO agrees to communicate to BioTek by June 15, 1998 whether the repairs are satisfactory or unsatisfactory.

                  (b) If the repairs are unsatisfactory to DAKO in its reasonable discretion, BioTek will supply to DAKO satisfactory skins from an alternative source no later than August 30, 1998.

                  2.6. SHIPPING. All Products delivered pursuant to this Agreement shall be marked for shipment at the destination designated in DAKO's written purchase order, and shipped by Federal Express or a carrier or forwarding agent mutually agreed upon by the parties. Shipments shall be FOB BioTek's facilities in Tucson, Arizona, USA or Strasbourg, France, at which time risk of loss and title will pass to DAKO. DAKO will bear all freight, insurance and other costs and expenses of shipping to DAKO the Products purchased by it.

                  2.7. PAYMENT TERMS. DAKO will pay the purchase price for all Products purchased hereunder, and all other amounts payable under the terms of this Agreement, within 30 days of the later of the date of invoice or delivery of the Products, except as specifically provided in this Agreement to the contrary.

                  2.8. ORDERS. DAKO will order Accessories and TechMate 1000 and 500 Parts hereunder by submitting firm purchase orders to BioTek. DAKO will submit such firm purchase orders on its order form and BioTek will acknowledge the order by facsimile within two (2) working days of BioTek's receipt of DAKO's order. If the terms of DAKO's order or BioTek's acceptance thereof differ from the terms of this Agreement, the terms of this Agreement will govern.

                  2.9. PACKAGE MARKINGS. DAKO agrees to mark all packaging and inserts for Accessories and Parts, to the extent not already marked, with BioTek's trademarks in a form and size consistent with past practices. Products not sourced from Ventana or BioTek shall not be marked with BioTek's name. DAKO shall have the right but not an obligation to use the ChemMate trademark.

                  2.10.    MISCELLANEOUS BIOTEK SERVICES.

                  (a) BioTek will ship promptly, but in any event not later than sixty (60) days from receipt of order, DAKO's orders for Accessories and TechMate 1000 and 500 Parts.



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

                  (b) BioTek will notify DAKO immediately in writing if BioTek becomes aware of any defect or condition which renders any Instrument or Accessory in violation of any applicable governmental statute or regulation, or which in any way alters the specifications or quality of the Instrument or Accessory.

                  (c) BioTek will provide to DAKO such types and quantities of technical information developed or acquired by BioTek from time to time, if any, as relate to the sale of the Products and the service of the Products, hereunder the documentation specified in attached
         SCHEDULE 2.10(c). DAKO will use such documentation solely for the purposes set forth in this Paragraph.

                  2.11. RETURN OF PRODUCTS. Except for returns in accordance with applicable product warranty provisions as provided below, DAKO may not return any Products purchased by it from BioTek or Ventana or any of their affiliates, whether before, on or after the date of this Agreement.

         3. SETTLEMENT OF ISSUES.

                  3.1. OUTSTANDING INVOICES. DAKO hereby agrees that all outstanding invoices to it from Ventana or BioTek which are not yet due will be paid when due. BioTek and Ventana will accept the amount of $58,733.39 as payment in full of the amounts outstanding under the invoices from Ventana or BioTek numbered 852, 942, 1007, 34711, 36681, and 36682. DAKO will accept the amount of $15,729.00 as payment in full of the amounts outstanding under the invoices from DAKO numbered 96041, 96521, 96717, 96986, 97777, 99064, 99472,
99475, 99492, 99610, 10021, 10892, 11446, 11447 and 11591. Such amounts will be paid by DAKO and BioTek or Ventana by wire transfer within 10 days after the date of this Agreement.


                  3.2. PRICE ADJUSTMENT.

                  (a) Pursuant to the Second Amendment, DAKO ordered from Ventana 316 TechMate 250s and the parties agreed on the price for the first 33 units, but disagreed on the price for the other 283 units. The parties now agree that the price per unit for units 34 to 180 is $20,000.00 per unit and the price for additional units is $14,080.00 per unit. Accordingly, DAKO has (a) overpaid for 67 units at the rate of $10,738 per unit (i.e., the aggregate amount of $719,446), and (b) overpaid for 80 units at the rate of $7,202 per unit (i.e., the aggregate amount of $576,160). Accordingly, the net overpayment is $1,295,606.00 and the interest accrued thereon totals $51,287.45 as of May 31, 1998.

                  (b) Under the terms of Section 2.3 of the Second Amendment, the rate at which amounts owed to DAKO by BioTek are recouped upon the sale of TechMate 250 Instruments 34 and on is reduced from as follows:
         (i) Instruments 34-100 per unit from $10,018 per unit to $6,500; and
         (ii) Instruments 101-180 from $10,018 per unit to $6,500 (which recoupment rate is hereby acknowledged and agreed to by DAKO and BioTek). Accordingly, the excess recoupment totals $517,146.00 and the interest accrued thereon totals $16,842.62 as of May 31, 1998.



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

                  (c) The net amount of the overpayments and interest referred to in the previous subparagraphs totals $812,904.83, (the "Refund Amount") calculated as follows:


                 DESCRIPTION OF AMOUNT OWED                     AMOUNT OWED
                 --------------------------                     -----------
                 Overpayment of Price                         $1,295,606.00
                 Excess Recoupment                            $ (517,146.00)
                 Interest on Price Overpayment                   $51,287.45
                 Interest on Excess Recoupment                $  (16,842.62)
                                                              -------------
                      REFUND AMOUNT                           $  812,904.83

                  3.3. REPAYMENT. According to Sections 2.3.a. and b. of the Second Amendment to the Distribution Agreement (the "Second Amendment"), BioTek has agreed to repay to DAKO the amount of $2,003,566.00 (of which amount, $1,646,676 has already been recouped according to the terms of Section 2.3.b.(i) and (ii) of the Second Amendment). However, Section 2.3.b. of the Second Amendment also provides for an Adjusted Recoupment Rate in the event the price of TechMate 250 Instruments is reduced. Under this Section, the Adjusted Recoupment is $1,129,530.00 leaving $874,036.00 owed by BioTek to DAKO. In addition, DAKO will be entitled to recoup the amount of $3,540.00 per unit for the Instruments purchased pursuant to Paragraph 2.1, above, further reducing the amount owed by BioTek to $838,636.00. In full settlement of these recoupment obligations (i.e., the $838,636.00 owed by BioTek to DAKO (the "Repayment Amount")), BioTek will pay the Repayment Amount to DAKO in accordance with the provisions of Paragraph 3.5, below.

                  3.4. ROYALTIES. DAKO and BioTek acknowledge and agree that DAKO is current in the payment of all royalty invoices issued by BioTek pursuant to the Distribution Agreement through the date of this Agreement. DAKO agrees to pay when due all outstanding royalty invoices issued by BioTek through the date of this Agreement. DAKO will continue to pay royalties for TechMate 500 and 1000 Instruments as follows (regardless of whether the Instruments were installed or sold by DAKO prior to, on or after the date of this Agreement):

                  (a) TECHMATE ROYALTIES. DAKO shall pay to BioTek the royalties set forth in SCHEDULE 3.4 hereto with respect to TechMate 500 and 1000 Instruments that are or were sold and delivered to DAKO or delivered to DAKO's customers based on DAKO's drop shipment directions. Such royalty shall be paid to BioTek by DAKO for each instrument installed by DAKO for five (5) years after installation. Such royalties per Instrument purchased shall be paid starting on the First Installation Date of the Instrument on a monthly basis not later than thirty (30) days after the last day of the month for which the royalties are payable. The foregoing provisions to the contrary notwithstanding:

                           (i) The royalty payable during the ninth, tenth,
                  eleventh and twelfth months after the date of delivery and thereafter will increase only to a maximum



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                  of $534.00 per month, for a maximum of 15 Instruments sold solely for DAKO's European distributors in the following countries: Spain, Holland, Belgium, Austria, Norway, Finland and Slovenia.

                           (ii) Such royalty shall not be paid for Instruments
                  sold to pharmaceutical companies that purchase limited amounts of dual-labeled Reagents from DAKO, but DAKO shall pay instead a quarterly fee equal to 25% of dual-labeled Reagents sold by DAKO for use on such Instruments.

                           (iii) Any TechMate 500 or TechMate 1000 Instrument
                  installed after September 27, 1997 in any country in a hospital which already has one royalty-bearing TechMate 500 or TechMate 1000 Instrument installed, shall be royalty-free. However, if the volume of Reagents sold by DAKO for use in those Instruments installed in such hospital in any 6-month period exceeds 150% of the average volume sold to hospitals with only one such Instrument during that period, then DAKO shall, with effect from the end of that 6-month period, pay royalties for those two (2) Instruments, with such payments being made retroactive to the date of installation of the second Instrument.

                           (iv) If DAKO's total volume of Reagents sold to a
                  particular customer for use in an Instrument over any 12 consecutive months is reduced by more than 50% compared to the previous 12 consecutive months, then the royalty payable by DAKO with respect to such Instrument for the rest of the royalty period shall, commencing with the month following such calculation, be calculated instead at 25% of the amounts invoiced for Reagents for use with such Instrument by DAKO in each month (converted into US Dollars according to the exchange rate in effect at the end of such month). The relevant 12-month periods shall be the months 7-18 after installation and each subsequent 12-month period.

                           (v) DAKO agrees that, with respect to Instruments
                  sold in Sweden, the United Kingdom and France, in recognition of the royalty reduction to a maximum of $334.00 per month in such countries as stated in SCHEDULE 3.4, there may be an increase in the royalty paid to BioTek by DAKO, calculated after thirty (30) months of use of an Instrument by any customer in the three aforementioned countries if there is a sufficient increase in Reagent purchases by any one customer in any of such countries as determined by the following formula:

                           Reagent sales for months 19 through 30 (inclusive) in excess of Reagent sales for months 7 through 18 (inclusive), reflected as a percentage increase, will be adjusted by subtracting 25% points from any such percentage. Such reduced percentage (if positive) will be the percentage increase in royalty, retroactive to month 19 of customer use and will create the new royalty to apply from and after such month 19. This adjustment will be made again in months 42 and 53 of the royalty period, and any increase adjusted retroactively, if applicable, for the prior 12 months. The



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

                           base period, for purposes of calculating the royalty adjustment at months 42 and 53, will also be the months 7 through 18.

         Notwithstanding the above, the royalty per month cannot exceed $734.00.

                  (b) DEINSTALLED INSTRUMENTS. In the event that a TechMate 500 or 1000 Instrument for which royalties are payable hereunder is removed from service because it is replaced by a slide staining instrument not sold through DAKO, such TechMate 500 or 1000 Instrument (a "Deinstalled Instrument") shall not be counted for purposes of calculating the above royalties until such time as that TechMate 500 or 1000 Instrument is reinstalled.

                  (c) MAXIMUM NUMBER OF INSTRUMENTS EXCLUDED FROM THE ROYALTY BASE. The foregoing to the contrary notwithstanding, DAKO shall be able to exclude a maximum of 30 TechMate 500 Instruments from the payment of royalties on the basis that they are not installed and will pay royalties at the Standard Royalty Rate on any uninstalled Instruments in excess of 30. The Deinstalled Instruments shall not be included when calculating the maximum of 30 royalty-free Instruments. The foregoing to the contrary notwithstanding:

                           (i) An Instrument which is not repairable shall be
                  excluded from the above 30 Instruments and shall not be subject to royalties.

                           (ii) If DAKO believes that an Instrument is not
                  repairable, DAKO shall advise BioTek and the Instrument will be deemed non repairable unless repaired by BioTek within 30 days of its receipt of such notice. Any such Instrument later installed shall, however, be subject to royalties from the date of that installation.

                  (d) CERTIFIED REPORTS. Each royalty spreadsheet delivered under subparagraph (f), below, shall be certified to be true and correct by the chief financial officer of DAKO. Such spreadsheet shall contain reasonable detail as to the calculation of the amount due. DAKO agrees to keep and maintain accurate books and records relative to the TechMate Royalties and, for purposes of permitting BioTek to verify the accuracy of any such report, DAKO will make such books and records available for inspection during normal business hours at the offices of DAKO at any time, and from time to time, by an independent accountant appointed by BioTek. Audits will be at BioTek's own expense and will be conducted at DAKO's premises. BioTek will give DAKO ten (10) days prior written notice of the audit and may not audit DAKO's books any more frequently than quarterly.

                  (e) U.S. DEINSTALLED INSTRUMENTS. The foregoing to the contrary notwithstanding, neither DAKO nor any affiliate thereof may reinstall any Instrument previously installed in the United States, if DAKO or any affiliate thereof has in stock any Instruments of that type which are subject to the royalty provisions of this Agreement (or would be subject thereto if installed).



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

                  (f) ROYALTY ADJUSTMENT. DAKO and BioTek agree that DAKO's obligations for TechMate 500 and 1000 royalties have been overpaid by the amount of $52,618 through September 30, 1997, to be paid to DAKO within ten (10) days after the date of this Agreement. The parties also agree that DAKO has paid royalties totaling $465,420 for the six (6) months ended March 31, 1998 and that this amount may be subject to adjustment based on further analysis of actual installation data. It is further agreed that DAKO will complete an internal audit of installation activity for the six (6) months ended March 31, 1998 and communicate any resulting changes to its royalty obligation to BioTek by e-mailing an updated royalty spreadsheet by the close of business June 30, 1998, and that BioTek will issue the applicable billing adjustment or credit statement no later than July 31, 1998. Thereafter, DAKO will continue to e-mail an updated spreadsheet to BioTek by the last day of each calendar quarter to finalize the royalty for the next previous calendar quarter (i.e., by the end of the second quarter of a calendar year DAKO will e-mail to Ventana an updated spreadsheet for the first quarter of that year). BioTek will issue each applicable billing adjustment the following month. BioTek's regular billings will always be based on the most recent update. This procedure will remain in force until all royalty obligations have expired.

                  3.5. PAYMENT OF OBLIGATIONS. The Repayment Amount and the Refund Amount (collectively, the "Debt") will accrue interest and be payable as follows:

                  (a) Interest will accrue on the Debt at the rate of 7% per annum commencing January 1, 2000, and be payable quarterly as of each March 31, June 30, September 30 and December 31 commencing March 31, 2000. No interest will accrue on the Debt through January 1, 2000.

                  (b) The principal portion of the Debt will be payable quarterly, on each April 1, July 1, October 1 and January 1, commencing January 1, 2000, in sixteen (16) equal quarterly installments.

                  (c) Ventana and BioTek shall be jointly and severally liable for the fulfillment of the payment obligations according to this Paragraph 3.5.

                  (d) The foregoing to the contrary notwithstanding, the Debt (and all accrued interest) will become immediately due and payable upon the occurrence of any of the following events:

                           (i) Ventana and BioTek shall fail to pay when due any
                  amounts payable under this Paragraph 3.5 and such failure shall continue for a period of thirty (30) days after written notice thereof from DAKO to Ventana and BioTek.

                           (ii) If Ventana and/or BioTek shall make a general
                  assignment for the benefit of creditors or shall become the subject of an "order for relief" within the meaning of the United States Bankruptcy Code, or shall voluntarily file a petition in bankruptcy or for reorganization or effect a plan or other arrangement with creditors.

                  3.6. RELEASES.

                  (a) In consideration of this Agreement and the transactions contemplated herein, and other good and valuable consideration, DAKO, for itself and its subsidiaries, affiliates, successors and assigns, forever releases and discharges BioTek, and its officers, directors, shareholders, agents, partners, representatives, attorneys, employees, and their respective heirs, successors and assigns, and each of them, past and present, including without limitation, Ventana (the "BioTek Parties"), from and against any and all actions, obligations, costs, damages, losses, claims, liabilities and demands of whatever kind or nature which DAKO has as of the date hereof or it has had against BioTek or any of the other BioTek Parties, including, without limitation, any such claim or cause of action arising out of or in connection with any agreement, event, transaction, action, omission or circumstances occurring or existing on or prior to the date hereof by or involving the BioTek Parties, or any of them, excepting the obligations of BioTek and Ventana under this Agreement and those obligations, if any, which the parties agree by the specific terms of this Agreement will survive.

                  (b) In consideration of this Agreement and the transactions contemplated herein, and other good and valuable consideration, BioTek, for itself and its parent, subsidiaries, affiliates, successors and assigns, forever releases and discharges DAKO, and its officers, directors, shareholders, agents, partners, representatives, attorneys, employees, and their respective heirs, successors and assigns, and each of them, past and present, including without limitation, DAKO Corporation (the "DAKO Parties"), from and against any and all actions, obligations, costs, damages, losses, claims, liabilities and demands of whatever kind or nature which BioTek has as of the date hereof or has had against DAKO or any of the DAKO Parties, including, without limitation, any such claim or cause of action arising out of or in connection with any agreement, event, transaction, action, omission or circumstances occurring or existing on or prior to the date hereof by or involving the DAKO Parties, or any of them, excepting the obligations of DAKO and DAKO Corporation under this Agreement and those obligations, if any, which the parties agree by the specific terms of this Agreement will survive.

                  3.7. TERMINATIONS.

                  (a) All security interests of DAKO in the assets of BioTek, or any affiliate thereof, are hereby terminated and released. In that regard, DAKO agrees to execute such Uniform Commercial Code and other termination statements and documents as necessary to release any financing statements and other Instruments which are on file to perfect such security interests.

                  (b) All Escrow Agreements between DAKO and BioTek under which blue prints, designs, drawings, specifications and other information is escrowed for the benefit of DAKO are hereby terminated, with all such materials held in escrow released to BioTek. DAKO will, upon request, execute such documents and Instruments as necessary to effectuate such termination and the return of such materials.

                  3.8 ARBITRATION. Upon execution of this agreement, DAKO, Ventana and BioTek will instruct the attorney's representing them in the Arbitration to file the Stipulation of Dismissal with Prejudice attached as
Schedule 3.8.

         4. RESTRICTIVE COVENANTS.

                  4.1. DAKO INSTALLED BASE. Neither BioTek nor any affiliate thereof (including without limitation, Ventana) will, at any time during the three (3) year period immediately following the date of this Agreement, sell Restricted Accessories or Parts for use on any Instrument in the DAKO Installed Base or render Scientific Service for or Technical Service on any such Instrument, and BioTek and Ventana will not permit any distributor of BioTek or an affiliate of BioTek to do any of the foregoing (however, with regard to Scientific Services or Technical Services, BioTek and Ventana will, as regards their distributors, only be obligated to use their best efforts to restrict their distributors from performing such services). If a customer operates an Instrument which is part of the DAKO Installed Base as well as any other slide staining instrument supplied by BioTek or Ventana (including without limitation, the Ventana NexES(R)), BioTek and Ventana and their affiliates cannot be held liable if customer used Restricted Accessories or Parts supplied by BioTek or Ventana or their affiliates on Instruments which are part of the DAKO Installed Base. Nothing herein will be construed to restrict BioTek or its affiliates or distributors from supplying any other products to customers with Instruments in the DAKO Installed Base, including without limitation, slide staining instruments competitive with the Instruments.

                  4.2. BIOTEK INSTALLED BASE. Neither DAKO nor any affiliate thereof (including without limitation DAKO Corporation), nor any distributor of DAKO or an affiliate of DAKO, will, at any time during the three (3) year period immediately following the date of this Agreement:

                  (a) Actively promote manual detection kits for use on any Instrument in the BioTek Installed Base. Notwithstanding any provision of this Paragraph 4.2 to the contrary, DAKO Corporation or distributors may continue to supply manual DAKO detection kits and render Scientific Services to customers who are using DAKO manual detection kits on Instruments in the BioTek Installed Base as of the date hereof. Further, BioTek acknowledges that certain customers with Instruments that are part of the BioTek Installed Base may after the date hereof decide to use manual DAKO detection kits on their Instruments despite the fact that DAKO Corporation or its affiliates or distributors have not actively promoted such use. Nothing herein will be construed to restrict BioTek or Ventana from supplying Parts, Accessories and/or Reagents to any customer in the BioTek Installed Base.

                  (b) Sell Prediluted Ready-To-Use ChemMate like reagents (other than primary antibodies) for use in any Instrument in the BioTek Installed Base.

                  (c) Sell Parts, buffers, slides, pads or trays for use in any Instrument in the BioTek Installed Base.

                  (d) Render Technical Services on any Instrument in the BioTek Installed Base.

If a customer operates an Instrument which is part of the BioTek Installed Base as well as any other slide staining instrument supplied by DAKO or DAKO Corporation and their affiliates or distributors (including without limitation, a DAKO Autostainer or any other product of DAKO), DAKO and DAKO Corporation and their affiliates cannot be held liable if the customer uses products supplied by DAKO or DAKO Corporation or their affiliates on Instruments which are part of the BioTek Installed Base. Nothing herein will be construed to restrict DAKO or DAKO Corporation or their affiliates or distributors from supplying any other products to customers with Instruments in the BioTek Installed Base, including without limitation, slide staining instruments competitive with the Instruments.

                  4.3. CONFIDENTIALITY. Each party acknowledges the confidential nature of certain of the information which may be disclosed hereunder or which may have been disclosed under the Distribution Agreement (including, but not limited to, names of customers and other marketing-related information) and agrees to retain such information in confidence; provided, however, that no information will be deemed confidential unless so designated at the time of disclosure. This provision shall survive the termination of this Agreement for a period of three (3) years. Confidential information (especially technical information) may also be the subject of separate confidentiality agreements which the parties enter into. The foregoing provisions to the contrary notwithstanding, the term "confidential information" does not include information of a party (the "Disclosing Party") which: (i) becomes generally available to the public other than as a result of a disclosure by the other party or its employees, agents, officers or directors; (ii) was rightfully available to such other party on a non-confidential basis prior to disclosure to such other party by the Disclosing Party or its employees, agents, officers or directors; or (iii) becomes rightfully available to such other party from a source other than the Disclosing Party or its employees, agents, officers or directors. Nothing herein shall be construed to limit the rights of a party to protect information which constitutes "trade secrets" under applicable laws, which such trade secrets shall be protected to the extent provided by such applicable laws.

                  4.4. REMEDIES. Each party recognizes that any breach by it or its affiliates of the restrictions imposed by this Paragraph 4 may result in irreparable injury to the other party. Accordingly, each party agrees that if it or its affiliates shall engage in any acts in violation of this Paragraph 4, the other party shall be entitled, in addition to such other remedies and damages as may be available to it, to an injunction prohibiting the breaching party from engaging in any such acts.

         5. TRADEMARKS; LICENSES.

                  5.1. TRADE MARKS. DAKO shall not have any right to use any trademark or trade name or symbol of BioTek or any translation thereof now or hereafter applied or used in relation to any of the Products or otherwise, except as provided in this Paragraph and in Paragraph 2.9, above. DAKO may use the trademarks or trade names of BioTek in the advertising and promotion of the Products and DAKO is hereby licensed by BioTek to use

BioTek's trademarks and trade names as reasonably necessary to advertise and promote the Products. In the use of these trademarks and trade names of BioTek, DAKO will adhere to the standards and guidelines consistent with past practices.

                  5.2.   LICENSES.

                  5.2.1. The Parties agree that:

                  (a) DAKO, its affiliates and distributors shall perpetually be allowed to:

                           (i) Market, sell, lease and otherwise supply to the
                  customers in the Territory Instruments supplied from Ventana or BioTek to DAKO.

                           (ii) Service the needs of Instruments which are part
                  of the DAKO Installed Base in any way, hereunder by way of rendering Scientific Services and Technical Services and supplying accessories, reagents and Parts (hereunder other accessories, reagents and Parts than those sourced from Ventana or BioTek as well as other accessories and reagents than those used with the Instruments at present).

                           (iii) Upgrade the Instruments and any software used
                  with the Instruments.

                  (b) DAKO, its affiliates and distributors and their customers in the Territory shall perpetually be allowed to use the Instruments, and to use any accessories, reagents and Parts (no matter from which supplier they are sourced) with the Instruments, and to use any methods related to the use of the Instruments, no matter whether such manufacture, marketing, sale/lease/supply and use is restricted due to proprietary rights of Ventana and/or BioTek and/or third parties.

                  5.2.2. Ventana and BioTek hereby grant to DAKO, its affiliates and distributors and their customers, perpetually, non-exclusively and royalty-free, any and all licenses and sub-licenses under any proprietary rights necessary for DAKO, its affiliates and distributors and their customers in order to exploit their rights according to this Paragraph 5.2. Hereunder, BioTek grants to DAKO, its affiliates and distributors and their customers a perpetual, nonexclusive, royalty-free license to use BioTek's patented "cap gap" art on all Instruments sold or otherwise furnished to DAKO by BioTek or Ventana, or by others. This license will not extend to any other instruments or products and, in particular, DAKO, its affiliates and distributors and their customers shall have no right to the use of that art for manufacturing, marketing or selling/leasing/supplying and using a DAKO proprietary slide staining instrument.

                  5.2.3. If certain suppliers of Excluded Items and/or TechMate 1000/500/250 Parts are not allowed to supply certain Excluded Items/Parts to DAKO without the prior consent of Ventana or BioTek, then Ventana and BioTek shall, if so requested by DAKO, have an obligation to grant the consent necessary.

         6. PRODUCT WARRANTIES.

                  6.1. INSTRUMENTS. In full satisfaction of the warranty obligations of BioTek or Ventana to DAKO, or any distributor or affiliate of DAKO, for Instruments sold and/or to be sold by BioTek or Ventana, including without limitation, warranty claims with respect to the Instruments mentioned in Paragraph 2.1, above, or any payment for any claims for warranty work performed by DAKO prior to the date of this Agreement with respect to Instruments, BioTek shall pay to DAKO the amount of $110,000.00, in cash, by wire transfer, within ten (10) days after the date of this Agreement.

                  6.2. PARTS AND ACCESSORIES. With respect to Parts and Accessories sold by BioTek or Ventana to DAKO, or its affiliates, the product warranties set forth in attached SCHEDULE 6.2 shall apply.

                  6.3. INTELLECTUAL PROPERTY. BioTek represents and warrants that the Products supplied to DAKO under this Agreement shall not infringe upon the patents or proprietary rights of any third party.

         7. DEFAULT. This Agreement may be terminated early as follows:

                  (a) by either party, at its option, by notice in writing to the other party, in the event of a material breach of the terms hereof by the other party; provided, however, that if such breach is of a nature such that it is curable, such notice of termination shall not be effective if the breach is corrected within ninety (90) days after the giving of such notice, except that such 90-day period shall be automatically extended for an additional period of time reasonably necessary to cure such default, if such curable default cannot be cured within such 90-day period, provided the defaulting party commences the process of curing such default within said 90-day period and continuously and diligently (as determined by the nonbreaching party in its reasonable discretion) pursues such cure to completion; or

                  (b) by either party, if the other party shall make a general assignment for the benefit of creditors or shall become the subject of an "order for relief" within the meaning of the United States Bankruptcy Code, or shall voluntarily file a petition in bankruptcy or for reorganization or effect a plan or other arrangement with creditors.

The rights and duties of each party under this Agreement in respect of performance prior to termination shall survive and be enforceable in accordance with the terms of this Agreement.

         8. VENTANA GUARANTY. Ventana guaranties the fulfillment of any and all of BioTek's obligations according to this Agreement.

         9. MISCELLANEOUS.

                  9.1. ENTIRE AGREEMENT. This Agreement (together with any documents to which it refers) constitutes the entire Agreement between the parties with respect to the subject matter hereof.

                  9.2. DISTRIBUTION AGREEMENT SUPERSEDED. This Agreement supersedes any prior agreement between the parties or their predecessors with respect to the subject matter hereof, oral or written, including without limitation, the Distribution Agreement (which will terminate with the signing of this Agreement and cease to have any effect whatsoever). In connection with this Agreement, no party has relied upon any representation of any other party, save for any representation or warranty expressly set forth in this Agreement. After the end of the Exclusivity Period, no party shall have any rights and obligations towards the other parties except for those specified in this Agreement.

                  9.3. ASSIGNMENT AND SUCCESSION. This Agreement shall not be assigned or transferred by either party, voluntarily or by operation by law, without the prior written consent of the other party, except that BioTek may assign its rights and obligations under this Agreement to Ventana (or any subsidiary of Ventana, provided Ventana guaranties the obligations of that subsidiary), or Ventana or any such subsidiary may succeed to this Agreement by merger, consolidation or other similar transaction. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their permitted successors and assigns.

                  9.4. NOTICES. Any notice, demand or other communication to be served under this Agreement may be served upon any party hereto only by delivering the same by hand (directly or through an agent such as DHL) to the party to be served at its address (as set out below), or by sending the same by facsimile transmission to its facsimile number (as set out below) (followed by a hand-delivered copy as soon as practicable) or at such other address or number as it may from time to time notify in writing to the other party hereto. A notice or demand sent by facsimile transmission shall be deemed to have been served at the time of transmission and in proving service of the same, it will be sufficient to prove that such facsimile was duly transmitted to a current facsimile number of the relevant party:

Address and facsimile number of Ventana and BioTek:

Chief Financial Officer                       With a Copy to:
Ventana Medical Systems, Inc.
3865 North Business Center Drive              Thomas A. Myers, Esq.
Tucson, AZ  85705                             Godfrey & Kahn, S.C.
Telephone No.:    520-690-2787                780 North Water Street
Fax NO.: 520-887-2558                         Milwaukee, WI  53202
                                              Telephone No.: 414-273-3500
                                              Fax NO.:       414-273-5198

Mr. Torben Jorgensen                          With a Copy to:
President and CEO
DAKO A/S                                      Mr. Klaus Eldrup-Jorgensen
Produktionsvej 42                             Executive Vice President,
DK-2600 Glostrup                              Sales and Marketing
Denmark                                       DAKO A/S
Telephone No.:    45 44 85 9500               Produktionsvej 42
Fax NO.:          45 44 92 1115               DK-2600 Glostrup
                                              Denmark
                                              Telephone No.: 45 44 85 9500
                                              Fax NO.:       45 44 92 3121

                  9.5. WAIVER. No term, provision or condition of this Agreement shall be waived unless such waiver is evidenced in writing and signed by the waiving party.

                  9.6. DELAY. An omission or delay by any party to the Agreement in exercising any right, power or privilege shall not operate as a waiver of such right, power or privilege. Any single or partial exercise of any such right, power or privilege shall not preclude any other or further exercise thereof or of any other right, power or privilege. The rights and remedies provided in the Agreement are cumulative with and not exclusive of any rights or remedies provided by law.

                  9.7. AMENDMENT. No amendment to this Agreement shall be effective unless made in writing and signed by both parties.

                  9.8. CURRENCY; INTEREST. All sales and prices shall be calculated, purchase prices and royalties determined, and purchase price and royalty payments made in United States Dollars. The term of all sales under this Agreement are net 30 days after the later of the date of delivery or invoice, unless and to the extent the provisions of this Agreement specifically provide otherwise. Any amounts due under this Agreement will accrue interest from the date due to the date paid at the rate of 12% per annum. In addition, the debtor shall reimburse the creditor upon demand for all costs incurred by the creditor in collecting such past due amounts, including without limitation, reasonable attorneys' fees and expenses.

                  9.9. SET-OFF. Each party may set-off any amounts owed to it and which is due for payment from the other party against any amounts it owes to the other party and which is due for payment. Hereunder, DAKO may set-off any amount owed to it and due from Ventana against any amounts it owes and which are due to BioTek or BioTek's assigns.

                  9.10. LIABILITY LIMITATION. Neither party to this Agreement or its affiliates (including without limitation, Ventana and DAKO Corporation) shall have any liability whatsoever for any incidental or consequential damages as a result of its breach of any agreement, covenant, warranty or representation in this Agreement.

                  9.11. FORCE MAJEURE. The obligations of either party to perform under this Agreement shall be excused during each period of delay caused by such matters acts of God, fires, explosions, bombing, floods, civil commotion, riots, labor disputes, strikes, lockouts, boycotts, picketing or other industrial disturbances, declared or undeclared wars, military or police actions, blockages, embargoes, insurrections, delays or carriers, breakdown of machinery, failure or curtailment or delay of manufacturers or suppliers, regulations or other governmental restrictions or controls and/or interruptions of business which are reasonably beyond the control of the party obligated to perform (a "Force Majeure"), except that nothing herein shall be construed to relieve a party from its obligation to pay when due any amount payable by that party to the other party. The affected party shall make best efforts to remedy the effects of such Force Majeure. Any Force Majeure event shall not excuse performance by the party, but shall delay performance, unless such Force Majeure continues for a period in excess of ninety (90) days. In such event, the party seeking performance may cancel its obligations hereunder. In addition, during the period BioTek's obligations hereunder are suspended as a result of any Force Majeure, DAKO may obtain Parts and Accessories from third parties to the extent BioTek is unable to meet DAKO's requirements (and the intellectual property licenses granted hereunder shall permit DAKO to do so).

                  9.12. AMENDMENTS. No amendment or modification of the terms of this Agreement shall be binding on either party, unless reduced to writing and signed by an authorized officer of the party to be bound.

                  9.13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with laws of the State of Arizona (excluding the rules on conflicts of laws).

                  9.14. NO CIRCUMVENTION. Each party agrees that it shall act in good faith with respect to its obligations under this Agreement and will not take any action with the intent to avoid its obligations under this Agreement or any provisions hereof restricting its actions.

                  9.15. ARBITRATION. All disputes arising in connection with this Agreement, including any question regarding its existence, validity, enforcement or termination, will be referred to and finally resolved by arbitration under the rules of the International Chamber of Commerce, which rules are deemed to be incorporated by reference into this Section. The arbitration tribunal will consist of three (3) arbitrators. Each party will select an arbitrator and the third will be selected by the mutual agreement of the parties. If the parties are unable to agree on the third arbitrator, that arbitrator will be appointed by the International Chamber of Commerce. The place of arbitration will be selected by the nonreferring party, and the language of arbitration will be English. The foregoing to the contrary notwithstanding, a party may bring legal action against the other party for injunctive relief to enforce any applicable provision of this Agreement.

                  9.16. RELATIONSHIP OF THE PARTIES. Nothing herein contained shall be deemed to be or construed as constituting either party as the agent or partner of the other.

                  9.17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original for all purposes.

         IN WITNESS WHEREOF, the parties have caused their names to be subscribed on one or more counterparts of this Agreement, all of which such counterparts will be read together and construed as but one and the same instrument as of the day, month and year first above written.

                                        DAKO A/S



                                        By: /s/ Torben Jorgensen
                                           -------------------------------------
                                           Torben Jorgensen


                                        BIOTEK SOLUTIONS, INC.



                                        By: /s/ John Patience
                                           -------------------------------------
                                           John Patience, Chairman


                                        VENTANA MEDICAL SYSTEMS, INC.



                                        By: /s/ Henry T. Pietraszek
                                           -------------------------------------
                                           Henry T. Pietraszek, President

                           DAKO CORPORATION AGREEMENT

         The undersigned, DAKO Corporation, a California corporation, hereby agrees to be bound by the provisions of Paragraph 4, above, and any other provisions of the Agreement applicable to it and acknowledges the release pursuant to Paragraph 3.6(a) , above, of the claims it may have against the BioTek Parties, or any of them (and concurs in such release).

         IN WITNESS WHEREOF, the undersigned has caused its name to be subscribed on one or more counterparts of this Agreement, all of which such counterparts will be read together and construed as but one and the same instrument as of the day, month and year first above written.

                                       DAKO CORPORATION



                                       By:  ____________________________________

                                 SCHEDULE 2.2(a)
                                ACCESSORY PRICING

===============================================================================
PART #                      DESCRIPTION                           PRICE IN USD
-------------------------------------------------------------------------------
1402300               Hematoxylin, 350 mL                               $35.39
-------------------------------------------------------------------------------
1403300               Reagent Wells (250/Box)                           $26.70
-------------------------------------------------------------------------------
POP075                Cap Gap Slides (1/2 gross)                        $14.35
-------------------------------------------------------------------------------
POP100                Cap Gap Slides (1/2 gross)                        $14.35
-------------------------------------------------------------------------------
POP130                Cap Gap Slides (1/2 gross)                        $20.25
-------------------------------------------------------------------------------
1400003               2X HP, 6 mL                                       $28.50
-------------------------------------------------------------------------------
1400004               50X DAB, 6 mL                                     $66.00
-------------------------------------------------------------------------------
1400008               Biotek Red #1, 8 mL                               $88.00
-------------------------------------------------------------------------------
1400009               Biotek Red #2, 8 mL                               $88.00
-------------------------------------------------------------------------------
1400010               Biotek Red #3, 8 mL                               $88.00
-------------------------------------------------------------------------------
1400402               Tris Buffer, 250 mL                               $28.00
-------------------------------------------------------------------------------
1400403               Alk Phos Tris Buffer                              $28.00
-------------------------------------------------------------------------------
1403704               Levamisole, 1 mL                                  $28.00
-------------------------------------------------------------------------------
RWP101                Reagent Wicking Pads (50/box)                    $107.00
-------------------------------------------------------------------------------
RWP250                TM Horizon Wicking Pads (100/box)                $145.00
===============================================================================

                                 SCHEDULE 2.2(b)
                        TECHMATE 1000 & 500 PARTS PRICING
------------------------------------------------------------------------------------------
                                                         USED ON
PART NUMBER             DESCRIPTION                      TECHMATE        UNIT PRICE IN USD
------------------------------------------------------------------------------------------
100075-001         Charcoal Filter                         1000            $211.70
100207-500         Pully Block Assembly                    1000            $578.92
100380-001         X1 Drive Cable                          1000            $164.20
100380-002         X2 Drive Cable                          1000            $178.75
100380-003         Y  Drive Cable                          1000            $277.65
100380-004         Z  Drive Cable                          1000            $257.15
100380-005         X1 Drive Cable                          500             $179.44
100380-006         X2 Drive Cable                          500             $196.63
100380-007         Y  Drive Cable                          500             $268.62
100380-008         Z  Drive Cable                          500             $267.00
100410-500         Power Board/ MB Assy                 1000 & 500       $1,875.00
100411-001         X Blocker Sensor Board               1000 & 500         $268.86
100412-001         Z Blocker Sensor Board               1000 & 500         $276.00
100501-001         Tile                                 1000 & 500          $49.80
100503-001         Insert, Large                        1000 & 500          $19.30
100503-002         Insert, Small                        1000 & 500          $19.30
100600-500         Effector Assembly                    1000 & 500       $1,885.17
100601-001         Effector Boot                        1000 & 500         $110.08
100710-001         Power Board X Block Flex                500             $324.50
100711-001         X Block Z Block Flex                    500             $222.88
100713-001         Cable, LED Effector Flex                500             $100.00
100713-500         LED, Effector Flex                      500             $236.95
200018-001         Charcoal Filter                         500             $255.60
200115-500         Motor Drive Assembly                 1000 & 500       $1,867.50
200207-500         Pully Block Assembly                    500             $426.21
200222-500         Tension Arm                          1000 & 500         $322.52
200413-500         Motor Drive Motherboard              1000 & 500         $456.00
200710-001         Power Board X Block Flex                500             $207.96
900018-001         Gas Shock                            1000 & 500         $193.44
900213-500         Slideholder Assy., 60 Slides         1000 & 500       $1,503.00
900408-001         Computer                             1000 & 500       $2,697.00
900464-001         Motor Drive Module                   1000 & 500       $1,072.20
900471-001         Optical Encoder                      1000 & 500         $245.00

                                  SCHEDULE 2.4
                               TECHMATE 250 PARTS

-------------------------------------------------------------------------------------------------------------
                                                                                                 PER UNIT
  PART                                                                                            PRICE
 NUMBER        PART DESCRIPTION                             US QTY     EURO QTY     TOTAL QTY      (OLD)

-------------------------------------------------------------------------------------------------------------


13-000-0078    LEVELING FEET                                     0          12          12          $41.00
13-005-0009    BEARING, SLEEVE                                   9           9          18           $2.40
23-000-0081    MAIN HARNESS                                      6           1           7         $180.80
23-000-0082    PRINTER CABLE                                     9           4          13         $128.00
23-000-0083    CABLE, FRONT PANEL                                9           1          10         $144.00
23-000-0084    FLOPPY CABLE                                      7           7          14         $160.00
23-000-0085    OUTPUT POWER CABLE                                6           5          11          $96.00
23-000-0086    FRONT PANEL CONTROL CABLE                         0           6           6         $144.00
23-000-0087    AC INPUT CABLE                                    6           4          10          $80.00
23-000-0088    CABLE, MOTORS                                     9           4          13         $150.00
23-000-0089    FRONT PANEL, JUMPER CABLE                         6           1           7          $80.00
25-001-0001    POWER ENTRY MOD                                   6           4          10         $126.88
25-007-0006    BLOWER, BRUSHLESS DC                              0           5           5         $188.86
26-012-0006    STEPPER MOTOR                                    19          11          30         $256.90
26-014-0007    POWER SUPPLY                                      5          12          17         $432.00
26-100-0076    DISK, FLOPPY 3.5                                  0           1           1         $164.16
26-100-0077    FILTER, ORGANIC VAPOR                             0           7           7          $63.60
36-002-0005    FRONT PANEL CONTROLER CHIP                       10           1          11          $90.00
36-002-0006    IC, MOTION CONTROL                               20           0          20          $80.00
40-000-0295    DISPLAY SHIELD 4X40                               0           5           5          $50.00
41-000-0035    CPU PCB, 386SX                                    5           5          10         $968.40
41-000-0044    ASSY PCB, 1X16  DISPLAY                           6          10          16         $886.25
41-000-0045    ASSY PCB, 4X40  DISPLAY                          10           9          19         $669.78
41-000-0046    ASSY PCB, CONTROLLER                              0           8           8         $588.54
43-000-0186    SENSOR, SLOTTED, SHIELDED - NARROW               20          11          31          $47.40
43-000-0187    SENSOR, SLOTTED, SHIELDED - WIDE                  2           4           6          $64.80
43-000-0188    SENSOR, SLOTTED, UNSHIELDED - WIDE                5           3           8          $53.50
60-000-0162    HUB, GEAR MOLDED                                  9          10          19          $20.00
60-000-0276    SLIDE HOLDER ARM                                  0           3           3         $189.00
60-000-0353    GASKET, FILTER                                   16           0          16          $10.00
60-000-0987    SPLASH GUARD                                      2           0           2         $592.50
60-000-0988    BEZEL                                             2           0           2         $713.75
60-000-0989    CARRIER, TRAYS                                    4           0           4         $357.00
70-000-0015    REAGENT TRAY CARRIER                              0           2           2       $1,878.00
70-000-0017    BEZEL                                             0           3           3       $3,132.00

               ----------------------------------------------------------------------------------------------
                               TOTALS                          208         168         376
               ----------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------
                                                                                            VALUE AT
  PART                                                         PER UNIT     PRICE LESS     DISCOUNTED         EXTENDED
 NUMBER        PART DESCRIPTION                                 PRICE           20%           PRICE            PRICE
-----------------------------------------------------------------------------------------------------------------------
                                                                         AMOUNTS
                                                                          IN USD
13-000-0078    LEVELING FEET                                     $17.27         $32.80         $393.60         $207.22
13-005-0009    BEARING, SLEEVE                                    $1.01          $1.92          $34.56          $18.19
23-000-0081    MAIN HARNESS                                      $76.15        $144.64       $1,012.48         $533.04
23-000-0082    PRINTER CABLE                                     $53.91        $102.40       $1,331.20         $700.84
23-000-0083    CABLE, FRONT PANEL                                $60.65        $115.20       $1,152.00         $606.49
23-000-0084    FLOPPY CABLE                                      $67.39        $128.00       $1,792.00         $943.43
23-000-0085    OUTPUT POWER CABLE                                $40.43         $76.80         $844.80         $444.76
23-000-0086    FRONT PANEL CONTROL CABLE                         $60.65        $115.20         $691.20         $363.90
23-000-0087    AC INPUT CABLE                                    $33.69         $64.00         $640.00         $336.94
23-000-0088    CABLE, MOTORS                                     $63.18        $120.00       $1,560.00         $821.29
23-000-0089    FRONT PANEL, JUMPER CABLE                         $33.69         $64.00         $448.00         $235.86
25-001-0001    POWER ENTRY MOD                                   $53.44        $101.50       $1,015.04         $534.39
25-007-0006    BLOWER, BRUSHLESS DC                              $79.54        $151.09         $755.44         $397.72
26-012-0006    STEPPER MOTOR                                    $108.20        $205.52       $6,165.60       $3,246.01
26-014-0007    POWER SUPPLY                                     $181.95        $345.60       $5,875.20       $3,093.12
26-100-0076    DISK, FLOPPY 3.5                                  $69.14        $131.33         $131.33          $69.14
26-100-0077    FILTER, ORGANIC VAPOR                             $26.79         $50.88         $356.16         $187.51
36-002-0005    FRONT PANEL CONTROLER CHIP                        $37.91         $72.00         $792.00         $416.96
36-002-0006    IC, MOTION CONTROL                                $33.69         $64.00       $1,280.00         $673.88
40-000-0295    DISPLAY SHIELD 4X40                               $21.06         $40.00         $200.00         $105.29
41-000-0035    CPU PCB, 386SX                                   $407.87        $774.72       $7,747.20       $4,078.67
41-000-0044    ASSY PCB, 1X16  DISPLAY                          $373.27        $709.00      $11,344.00       $5,972.28
41-000-0045    ASSY PCB, 4X40  DISPLAY                          $282.10        $535.82      $10,180.66       $5,359.81
41-000-0046    ASSY PCB, CONTROLLER                             $247.88        $470.83       $3,766.66       $1,983.03
43-000-0186    SENSOR, SLOTTED, SHIELDED - NARROW                $19.96         $37.92       $1,175.52         $618.88
43-000-0187    SENSOR, SLOTTED, SHIELDED - WIDE                  $27.29         $51.84         $311.04         $163.75
43-000-0188    SENSOR, SLOTTED, UNSHIELDED - WIDE                $22.53         $42.80         $342.40         $180.26
60-000-0162    HUB, GEAR MOLDED                                   $8.42         $16.00         $304.00         $160.05
60-000-0276    SLIDE HOLDER ARM                                  $79.60        $151.20         $453.60         $238.81
60-000-0353    GASKET, FILTER                                     $4.21          $8.00         $128.00          $67.39
60-000-0987    SPLASH GUARD                                     $249.55        $474.00         $948.00         $499.09
60-000-0988    BEZEL                                            $300.61        $571.00       $1,142.00         $601.23
60-000-0989    CARRIER, TRAYS                                   $150.36        $285.60       $1,142.40         $601.44
70-000-0015    REAGENT TRAY CARRIER                             $790.97      $1,502.40       $3,004.80       $1,581.94
70-000-0017    BEZEL                                          $1,319.12      $2,505.60       $7,516.80       $3,957.37

               --------------------------------------------------------------------------------------------------------
                               TOTALS                                       $10,263.62      $75,977.68      $40,000.00
               --------------------------------------------------------------------------------------------------------

                                 SCHEDULE 2.5(a)

                         XYLENE RESISTANCE TEST PROTOCOL

The Horizon bezels, trays, and splashguards, known herein as panels, are said to be xylene resistant if they do not display any visible degradation after being subjected to xylene for a period not to exceed 5 minutes. The test is conducted by applying xylene to the panels and allowing the xylene to remain in contact with the panel for a period, not to exceed five minutes. After the five-minute contact period, the xylene is wiped clean from the panel being tested. If no visual degradation is noticed, the panel passes the resistance test. If a panel fails, the panel is to be shipped to Ventana for further evaluation and testing. The area tested, on the panel, must be marked and no more than 50% percent of the panel should be subjected to the initial test thus providing an area for re-testing.

                                 SCHEDULE 2.5(b)

         METAL SKIN DISCOUNT BASED ON RESULTS OF XYLENE RESISTANCE TEST



COMPONENT NOT RESISTANT TO XYLENE                   DISCOUNT TO METAL SKIN PURCHASE PRICE
One tray holder                                                            15%
Two tray holders                                                           30%
The splashguard                                                            30%
The bezel                                                                  40%
All plastic components in one unit                                        100%

                                SCHEDULE 2.10(c)

                 DOCUMENTATION TO BE SUPPLIED BY BIOTEK TO DAKO


                                                                        TM 250            TM 500
1.       Source codes of the PC-Software.                                 YES              YES
2.       Source codes for Microcontrollers of the Z-World Board
         of the TechMate 500.                                             N/A              YES
3.       Source codes for PIC Microcontrollers on the Stepper
         Motor Controller Board of the TechMate 250.                      YES              N/A
4.       Layout files or layout prints of the various electronical
         boards.                                                          NO               YES
5.       Schematic files and/or Schematic printouts for the
         electronics.                                                     NO               YES
6.       Exposure drawings of both instruments.                           NO               YES
7.       Manufacturing data on mechanical parts (such as
         strength of steel cables).                                       NO               YES
8.       Detailed mechanical drawings of the various parts of
         both systems as well as the matching mechanical limit
         data.                                                            NO               YES
9.       A detailed list of original part suppliers together with
         order number and purchase prices.                                NO               YES
10.      A list of quality control test after manufacturing.              NO               YES
11.      File format for Protocol files in the TechMate 250.              NO               N/A
12.      List of error codes and messages, with explanations.             NO               YES


NOTE: BioTek's obligation to supply documentation limited to documentation already in its possession.

                                  SCHEDULE 3.4

                 TECHMATE 500 AND TECHMATE 1000 ROYALTY SCHEDULE



STANDARD ROYALTY                                                           $ PER MONTH PER INSTRUMENT
----------------                                                           --------------------------
Installation to end of the calendar month                                              0
(Installation month)

First and second calendar months                                                       0

Third and fourth calendar months                                                      250

Fifth, sixth, seventh and eighth calendar months                                      500

Ninth, tenth, eleventh and twelfth calendar months                                    734

Thereafter                                                                            734

         Notwithstanding the terms of the above table of royalties, the following royalty terms shall apply for the following countries:


                                                                                                           UK
                                                                                                         FRANCE
                                    ITALY                SWITZERLAND               GERMANY               SWEDEN
=====================================================================================================================
Installation month                     0                      0                         0                      0
---------------------------------------------------------------------------------------------------------------------
First calendar month                   0                      0                         0                      0
---------------------------------------------------------------------------------------------------------------------
Second, third, and fourth
calendar months                      300                    250                       200                    150
---------------------------------------------------------------------------------------------------------------------
Fifth and sixth calendar
months                               600                    500                       400                    300
---------------------------------------------------------------------------------------------------------------------
Thereafter                           734                    634                       534                    334
---------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 3.8

                        INTERNATIONAL CHAMBER OF COMMERCE
                                CASE NO. 9695/AMW
--------------------------------------------------------------------------------

DAKO A/S,
                                            Claimant,

                                                       STIPULATION OF DISMISSAL
       -and-                                           WITH PREJUDICE


BIOTEK SOLUTIONS, INC. and
VENTANA MEDICAL SYSTEMS, INC.,

                                            Defendants.

--------------------------------------------------------------------------------

         IT IS HEREBY STIPULATED AND AGREED that the above proceeding be dismissed with prejudice on the merits, each party to bear its own costs and attorneys fees. The costs assessed by the International Chamber of Commerce in connection with the above proceeding shall be borne by each side equally.


Dated    New York, New York USA                 BROWN & WOOD LLP
         May     , 1998.                        I. Scott Bieler
                                                Laurel J. Southworth
                                                One World Trade Center
                                                New York, NY 10048-0557



                                                By_____________________________
                                                 I. Scott Bieler

                                                Attorneys for Claimant, DAKO A/S

Dated    Milwaukee, Wisconsin USA               GODFREY & KAHN, S.C.
         May ___, 1998.                         William H. Levit, Jr.
                                                Sean O'D. Bosack
                                                780 North Water Street
                                                Milwaukee, WI 53202



                                                By______________________________
                                                  William H. Levit, Jr.

                                                Attorneys for Defendants, BioTek
                                                Solutions Inc. and Ventana
                                                Medical Systems, Inc.

                                  SCHEDULE 6.2

                                    WARRANTY

1. WARRANTY FOR PARTS. Parts are warranted against defects in materials or workmanship for 12 months after the date of delivery to the end-user ("Buyer"), subject to all the terms and conditions set forth in this Warranty.

2. WARRANTY FOR ACCESSORIES. The Accessories are warranted, subject to all terms and conditions set forth in this Warranty, as follows: (1) only to conform to the quantity and content stated on the label and in the technical product inserts at the time of delivery to the Buyer and (2) against defects for 12 months after delivery to the Buyer:

3. REFUND, REPLACEMENT OR REPAIR. If any Part or Accessory is shown to have a defect covered by this Warranty, BioTek will refund DAKO's purchase price.

4. These warranties extend only to DAKO, DAKO's affiliates, DAKO's distributors and the buyer of the Product and may not be assigned or extended to a third person without the written consent of BioTek.

5. All warranties set forth herein are null and void unless a Warranty Claim has been made in writing by DAKO within 30 days after DAKO or an affiliate of DAKO has become aware of the defect.

         IT IS EXPRESSLY AGREED THAT ALL WARRANTIES SET FORTH HEREIN SHALL BE IN LIEU OF ALL WARRANTIES OF FITNESS AND OF THE WARRANTY OR MERCHANTABILITY AND THAT BIOTEK AND ITS DEALERS SHALL HAVE NO LIABILITY FOR SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR FROM ANY CAUSE WHATSOEVER ARISING OUT OF THE MANUFACTURE, SUE, SALE, HANDLING, REPAIR, MAINTENANCE OR REPLACEMENT OF ANY OF THE PRODUCTS. THERE ARE NO WARRANTIES THAT EXTEND BEYOND THE DESCRIPTION ON THE LABEL OF THE ACCESSORIES OR THE TECHNICAL PRODUCT INSERTS PACKED WITH THE ACCESSORIES OR EXTEND BEYOND THE PROVISIONS OF THIS WARRANTY.